EXHIBIT 4.8


                              STANDSTILL AGREEMENT

         This STANDSTILL AGREEMENT, dated as of April 30, 1997 is entered into by and between U.S. Restaurant Properties Master L.P., a Delaware limited partnership ("USRP"), and Valhi, Inc., a Delaware corporation ("Valhi"). Valhi and USRP are collectively referred to as the "Parties."

                              TERMS AND CONDITIONS

         In consideration of the respective covenants and agreements of the Parties contained in this Agreement, the Parties agree as follows:

         1. CERTIFICATES REPRESENTING UNITS. All certificates for depositary receipts representing limited partnership units (the "Units") purchased by Valhi pursuant to the Units Purchase Agreement dated as of April 18, 1997 ("Valhi Units"), will bear the following legend:

               "THE ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")OR ANY STATE SECURITIES OR BLUE SKY LAWS ("STATE LAWS"), AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN VOTING AGREEMENTS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STANDSTILL AGREEMENT BETWEEN THE PARTNERSHIP AND THE INITIAL HOLDER OF THESE UNITS, DATED AS OF ______________ __, 1997, A COPY OF WHICH
               MAY BE OBTAINED BY THE HOLDER HEREOF AT THE PARTNERSHIP'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         2. FIRST OFFER RIGHT. If any person or entity, other than USRP and its affiliates, commences a tender offer or exchange offer to purchase any outstanding Units or exchange other securities for any outstanding Units (an "Offer"), and if Valhi determines to accept such Offer, then Valhi shall notify USRP of Valhi's intent to accept such Offer at least five business days prior to tendering its Valhi Units pursuant to such Offer. Such notice shall disclose the number of Valhi Units Valhi proposes to tender in the Offer.


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USRP may elect to purchase,  pursuant to the terms and  conditions  set forth in this Section, all (but not less than all) of the Valhi Units specified in Valhi's notice by delivering written notice of such election to Valhi as soon as practical but in any event within two business days of USRP's receipt of Valhi's notice. If USRP has timely elected to purchase such Valhi Units from Valhi, the transfer of such Valhi Units will be consummated as soon as practical after USRP delivers its notice of election, but in any event within one business day after such delivery, provided that such one day period shall be extended to the first date that USRP may purchase such Valhi Units under applicable law if such law prohibits USRP from purchasing such Valhi Units by the end of the one day period for any reason; provided however, in no event shall such period be extended beyond the business day immediately prior to expiration of the Offer. If USRP has not timely elected to purchase all of the Valhi Units specified in Valhi's notice or does not consummate the purchase within the prescribed time frame, Valhi may tender and sell such Valhi Units in the Offer. If, following the time that USRP has elected pursuant to this Section not to purchase the Valhi Units that Valhi proposes to tender, the person or entity making the Offer changes the consideration offered to holders of Units pursuant to the Offer, then Valhi may not accept such revised Offer without again offering USRP the opportunity to purchase, pursuant to the terms and conditions set forth in this Section, any Valhi Units Valhi proposes to sell in such revised Offer.

                  The consideration for the purchase by USRP of any Valhi Units pursuant to this Section shall be equal to the maximum amount of cash offered in the Offer, and, if the consideration offered for Units in the Offer is not entirely cash, then in lieu of any securities or other non-cash consideration, USRP shall pay to Valhi an amount in cash equal to the fair market value of such securities or other non-cash consideration (such fair market value to be determined as of the business date immediately prior to the closing of the purchase of such Valhi Units). If fair market value is not finally determined pursuant to this Section as of the closing of such purchase, USRP shall pay all cash consideration at closing and shall agree at closing to pay the remainder of such consideration, plus interest compounded daily at the prime rate as set forth in the "Money Rates" column or similar listing in The Wall Street Journal as of the closing (provided that such rate shall not exceed the maximum rate permitted under applicable law), promptly upon the final determination of fair market value.

                  For the purposes of this Section, fair market value of any security shall mean the average of the highest and lowest sales prices, for the ten business days preceding the date of determination, of any security that is publicly traded, as reported on any exchange (or the Nasdaq National Market System) on which such security is listed, or, if there is no such sale, the average of the highest and lowest sales prices of such security as so reported on the ten nearest preceding dates upon which such sales took place. If such securities are not listed on an exchange or quoted in the Nasdaq National Market System, fair market value shall mean the average of the highest bid and lowest



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asked prices in the domestic  over-the-counter  market as last  reported for the ten business days preceding the date of determination by the National Quotation Bureau, Incorporated, or any similar successor organization. The Parties shall make proper adjustments for any ex-dividend or any ex-distribution dates included in the period for determining fair market value. Fair market value of any securities which are not listed on any domestic security exchange or quoted on the Nasdaq National Market System or the domestic over-the-counter market, and of any other non-cash consideration shall be determined in good faith by a nationally known investment banking firm selected by Valhi and USRP, provided, however, that if Valhi and USRP are unable to agree on such investment banking firm, then each of Valhi and USRP shall select a nationally known investment banking firm and such firms shall jointly chose a third nationally known investment banking firm which third firm shall determine fair market value. Any such determination of fair market value shall be made as promptly as practicable and the decision of any such investment banking firm shall be final and binding on the Parties. USRP shall bear the costs of any investment banking firm so selected.

         3. LIMITATIONS ON VALHI'S ACTIVITIES. Valhi shall not (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) in opposition to the recommendation of the Managing General Partner of USRP with respect to any matter presented to unitholders of USRP, it being understood that the provisions of this Section shall not in any way restrict the ability of Valhi to vote Valhi Units as it wishes on any such matter (except that Valhi Units will, during the term of this Agreement, not be voted to remove U.S. Restaurant Properties, Inc. as the Managing General Partner of USRP), (b) deposit Valhi Units in a voting trust, or subject such Valhi Units to any voting arrangement or other similar agreement with any person who has not agreed to be bound by this Standstill Agreement, (c) seek control of USRP or the conduct of its business, or join a partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) for the purpose of acquiring control of USRP or the conduct of its business, (d) enter into a business combination with USRP, or (e) formulate any plans to do any of the foregoing acts or assist any other person in doing any of the foregoing acts.

         4. RESTRICTIONS ON ACQUISITIONS. Valhi will not, directly or indirectly, acquire (including under the beneficial ownership rules of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) any Units, except for (a) Units acquired in connection with pro rata issuances to unitholders of USRP pursuant to a dividend or similar distribution, (b) Units acquired pursuant to a rights offer, exchange offer or similar transaction made by USRP, (c) Units acquired by employee benefit plans sponsored or maintained by Valhi, provided that the investment decisions of such plans are made by persons or entities which are independent of Valhi's management, or (d) Units acquired



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pursuant  to  a merger,  business  combination,  purchase  of assets or  similar transaction between two or more entities, none of which is an affiliate of Valhi or Harold C. Simmons.

         5. LIMITATIONS ON SALES. Valhi will not, directly or indirectly, sell, transfer or otherwise dispose of any Valhi Units except pursuant to (a) public offerings pursuant to any registration of the Valhi Units by USRP for the benefit of Valhi, (b) sales in compliance with Rule 144 under the Securities Act of 1933, as amended, or any successor rule then in effect, (c) sales in compliance with Section 2 of this Agreement, (d) sales, transfers or other dispositions pursuant to a merger, business combination, liquidation or similar transaction involving USRP, (e) transactions in compliance with Section 4(d) of this Agreement, (f) sales, transfers or other dispositions to any person or entity, provided that immediately prior to such transaction the acquiring person (together with such acquiring person's affiliates) has not filed a Schedule 13D or 13G (or a successor form then in use to report such ownership) disclosing beneficial ownership of 5% or more of the outstanding Units, and provided that the acquiring person (together with such acquiring person's affiliates) will not be required to file, as a result of such transaction with Valhi, a Schedule 13D or 13G (or a successor form then in use to report such ownership) disclosing beneficial ownership of 5% or more of the outstanding Units, (g) sales, transfers or dispositions to any affiliate of Valhi, provided such affiliate agrees in writing to be bound by all of provisions of this Agreement as a holder of the Valhi Units, or (h) sales pursuant to bona fide pledges of the Valhi Units.

         6. TERMINATION. The provisions of this Agreement shall expire on the earlier of (a) the fifth anniversary of the date of this Agreement, and (b) the date upon which Valhi and its affiliates no longer hold any Valhi Units except to the extent expressly assumed by one or more other persons.

         7. REMEDIES. Each of Valhi and USRP hereby waive any defense that an action to enforce, or enjoin the violation of, this Agreement by specific performance or injunctive relief is inappropriate because of an adequate remedy at law; provided, however, that such rights to enforce this Agreement shall be cumulative and in addition to any other remedy to which an aggrieved party may be entitled at law or equity.

         8. NO THIRD PARTY BENEFICIARIES.   This  Agreement shall not confer any
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         9. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.




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         10. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the written approval of the other Party.

         11. COUNTERPARTS.   This  Agreement  may  be  executed  in one  or more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         12. HEADINGS.   The  section  headings contained in  this Agreement are
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO USRP:          U.S. Restaurant Properties Master L.P.
                              5310 Harvest Hill Road, Suite 270
                              L.B. 168
                              Dallas, Texas  75230
                              Tel: 972-387-1487
                              Fax: 972-490-9119

         COPY TO:             Richard Wilensky, Esq.
                              Middleberg Riddle & Gianna
                              2323 Bryan Street, Suite 1600
                              Dallas, Texas  75201
                              Tel:  214-220-6300
                              Fax:  214-220-0179

         IF TO VALHI:         Valhi, Inc.
                              Three Lincoln Centre, Suite 1700
                              5430 LBJ Freeway
                              Dallas, TX  75240-2697
                              Attention:  Bobby D. O'Brien
                              Tel:  972-233-1700
                              Fax: 972-239-0142




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         COPY TO:             James L. Palenchar
                              Bartlit Beck Herman Palenchar & Scott
                              511 16th Street, Suite 500
                              Denver, Colorado  80202
                              Tel:  303-592-3100
                              Fax: 303-592-3140

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         15. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by USRP and Valhi. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         16. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         17. EXPENSES.   Each of  Valhi and  USRP will  bear its  own costs  and
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         18. CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by



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virtue  of the  authorship  of any of the  provisions  of  this  Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         19. OTHER UNITS. Except for the Valhi Units, Valhi represents and warrants to USRP that neither Valhi nor any of its affiliates beneficially owns any Units on the date of this Standstill Agreement. To the extent that Valhi or any of its affiliates acquire any additional Units, such Units shall also be considered "Valhi Units" under this Standstill Agreement.

         20. AFFILIATES. Valhi shall cause all of its affiliates to comply with this Standstill Agreement to the same extent as if they were Valhi.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                 U.S. RESTAURANT PROPERTIES MASTER L.P.,
                                 a Delaware limited partnership

                                 By: U.S. Restaurant Properties, Inc., a _____ corporation, its Managing General Partner

                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------


                                 VALHI, INC., a Delaware corporation

                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------




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